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Exhibit 23.1

                         Consent of Independent Auditors

         We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 28, 1997 and March 24, 1999, in the Registration Statement on Form S-1 and related prospectus of AppOnline.com, Inc. for the registration of 3,043,412 shares of its common stock.


/s/ Werblin, Casuccio & Moses, P.C.
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Werblin, Casuccio & Moses, P.C.

Syosset, New York
December 29, 1999